EXHIBIT 99

Retired Fluor Corporation Executive Jose Bustamante Named to
Matrix Service Company Board of Directors
Brings strong strategy and business development, operational, and international leadership expertise
TULSA, Okla., May 16, 2022 – Matrix Service Company (Nasdaq: MTRX) Matrix Service Company (Nasdaq: MTRX) today announced the addition of Jose Luis Martin de Bustamante to the Company’s Board of Directors.
“We are excited to welcome Jose to the Matrix Service Company Board of Directors. His long-standing history of leadership at Fluor Corporation, together with his proven expertise in business development, contracting, and managing large, complex projects across a wide range of end-markets, will be invaluable as Matrix responds to growing opportunities,” said Chairman of the Board Jim Mogg.
“Jose brings extensive international experience and has held long-term assignments across Latin America, Spain, the United Kingdom, the United States, and the United Arab Emirates with increasing operations and sales responsibilities. He is well-aligned with Matrix Service Company’s end-markets and areas where we see significant opportunity. We look forward to his contributions.”
Prior to his retirement from Fluor Corporation in 2020, Bustamante served as Executive Vice President and Chief Commercial Officer with responsibility for sales, marketing, and strategic planning, as well as communications, community and government relations. Over the course of his 30-year career at Fluor he also served in various leadership positions across the organization including Senior Vice President of Business Development, Marketing, and Strategic Planning – Energy and Chemicals, Senior Vice President and General Manager (MENA Region) and Senior Vice President of Sales – Chemicals Business Line.
He is former chairman of both ICA Fluor, the largest industrial contractor in Mexico and COOEC-Fluor Heavy Industries Co., Ltd, a world scale fabrication joint venture in the Guangdong province of China. He also served as a Board member in numerous international joint ventures including Fluor Arabia Ltd. and Fluor Kuwait.
Bustamante currently serves as President for ESAsolar USA Inc., the U.S. subsidiary of a Madrid-based renewable energy company with leading technology in solar trackers.
The addition of Bustamante to the Matrix Board increases its membership from seven to eight members with diverse geographic, industry, technical and business backgrounds and supporting Company's strong emphasis on inclusion and diversity; 37.5% of the Matrix Board is gender or ethnically diverse.
About Matrix Service Company
Matrix Service Company (Nasdaq: MTRX), through its subsidiaries, is a leading North American industrial engineering, construction, and maintenance contractor headquartered in Tulsa, Oklahoma with offices located throughout the United States and Canada, as well as Sydney, Australia and Seoul, South Korea.
The Company reports its financial results in three key operating segments: Utility and Power Infrastructure, Process and Industrial Facilities, and Storage and Terminal Solutions.

With a focus on sustainability, building strong Environment, Social and Governance (ESG) practices, and living our core values, Matrix ranks among the Top Contractors by Engineering-News Record, has been recognized for its Board diversification, is an active signatory to CEO Action for Diversity and Inclusion, and is recognized as a Great Place to Work®. To learn more about Matrix Service Company, visit www.matrixservicecompany.com and read our inaugural Sustainability Report.
For more information about Matrix, please contact:

Kevin S. Cavanah	Kellie Smythe
Matrix Service Company	Matrix Service Company
Vice President and CFO	Senior Director, Investor Relations
T: 918-838-8822	T: 918-359-8267
Email: ir@matrixservicecompany.com	Email: ksmythe@matrixservicecompany.com

This release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company's operations and its financial condition. We undertake no obligation to update information contained in this release.

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